Exhibit 5.3

[Appleby Letterhead]

e-mail: adfagundo@applebyglobal.com

Tyco International Ltd. 2nd Floor 90 Pitts Bay Road Pembroke HM 08 Bermuda	direct dial: Tel 441 298 3549 Fax 441 298 3461 your ref: appleby ref: ADF/kd/72387.238

Dear Sirs	15 September 2008

Tyco International Ltd. (the “Company”)

We have acted as Bermuda counsel to the Company in connection with the filing by the Company and Tyco International Finance, S.A. with the United States Securities and Exchange Commission on September 15, 2008 of an automatic shelf registration statement on Form S-3, including the prospectus included as part of the registration statement (the “Registration Statement”), with respect to, inter alia, the offer by the Company from time to time of common shares of par value US$0.80 per share of the Company (the “Common Shares”) and preference shares of par value US$4.00 per share of the Company (the “Preferred Shares”) and the guarantees by the Company of the Debt Securities (as defined in the Resolutions) (the “Guarantees”), pursuant to the terms of one or more supplemental prospectus to the Prospectus (as herein defined).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion.

Assumptions

In stating our opinion we have assumed:

(a)                                the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)                               that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)                                the genuineness of all signatures on the Documents;

(d)                               the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Documents);

(e)                                that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)                                  that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution, delivery or filing of the Registration Statement or any supplemental prospectus issued pursuant to the Registration Statement, or any indenture entered into in relation to the Debt Securities or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement or any supplemental prospectus issued pursuant to the Registration Statement, or any indenture entered into in relation to the Debt Securities is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g)                               that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(h)                               that the Company has entered into its obligations under the Registration Statement, any supplemental prospectus issued pursuant to the Registration Statement and any indentures entered into in relation to the Guarantees, in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement, any supplemental prospectus and any indentures entered into in relation to the Guarantees would benefit the Company;

(i)                                   that, when executed and delivered, the Registration Statement will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion;

(j)                                   that at the time of the issue of any Common Shares or Preferred Shares, the Company will have sufficient authorised but unissued share capital to make such issue;

(k)                                that at the time of the issue of any Common Shares or Preferred Shares, the Company will hold any relevant necessary permissions or directions of the Bermuda Monetary Authority, Registrar of Companies and Minister of Finance (as applicable) for such issue;

(l)                                   any supplemental prospectus prepared in relation to the offer of the Common Shares and or the Preferred Shares, as contemplated by the Registration Statement will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents;

(m)                             any indentures prepared in relation to the offer and creation of Debt Securities and the issue of the related Guarantees, as contemplated by the Registration Statement, will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents, and will constitute legal, valid and binding obligations of each of the parties therefore, enforceable in accordance with its terms, under the laws by which it is governed;

(n)                               that at the time of the issue by the Company of any Preferred Shares, the Board of Directors of the Company will have duly authorised the creation of the Preferred Shares, validly assigned rights to them and duly and validly authorised their allotment;

(o)                               that at the time of their issue, the Company has or will have received full consideration of the purchase price of the Common Shares or the Preferred Shares as applicable, as required by the terms of issue of such shares, and that such consideration will be sufficient to allot the shares as fully paid; and

(p)                               that at the time that the Pricing Committee makes any determinations in relation to the issue and sale of the Common Shares, the Preferred Shares or the issue of the Guarantees, such committee remains a duly constituted committee of the Board of Directors with the power to make such determinations.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)                                When duly authorised, allotted, issued and fully paid for pursuant to the terms of the Resolutions and in accordance with the terms and conditions referred to or summarised in the Registration Statement and in any prospectus supplement issued pursuant to and as contemplated by the Registration Statement, the Common Shares and the Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

(2)                                General permission pursuant to the Exchange Control Act 1972 and the Exchange Control Regulations 1973 made thereunder for the issue of Equity Securities (as defined in the Notice) has been given by the Bermuda Monetary Authority by Notice to the Public published by the Bermuda Monetary Authority on 1 June 2005 (the “Notice”).

(3)                                When the principal amounts, applicable rates of interest and other terms of the Debt Securities shall have been approved in accordance with the Resolutions and the Guarantees created and issued upon the terms of the relevant indentures creating such Debt Securities, the Registration Statement and in any prospectus supplement issued pursuant to the Registration Statement, all necessary action required to be taken by the Company pursuant to Bermuda law by or on behalf of the Company to issue the Guarantees will have been taken,

(4)                                No filing with, or authorisation, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in Bermuda is necessary or required to be made or obtained by the Company in connection with the issue by the Company of the Guarantees.

(5)                                The Company has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Companies.  There are currently no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due in connection with the issue of the Common Shares, the Preferred Shares or the Guarantees.

Reservations

We have the following reservations:

(a)                                Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provisions in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which he or she becomes a shareholder, if and so far as the alteration requires him or her to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(b)                               We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. We consent to the inclusion of this opinion as an exhibit to the Registration Statement, We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included as part of the Registration Statement. For the purpose of the opinion to be addressed to you by the law firm of Gibson, Dunn & Crutcher LLP, this opinion may be relied upon by that law firm as if it were addressed to that firm. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby

Appleby

SCHEDULE

1.                                     Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 13 March 2008 for the Company (collectively referred to as the “Constitutional Documents”).

2.                                     A certified copy of the certificate of incumbency of the Company dated 21 August, 2008.

3.                                     A copy of the notice to the public dated 1 June 2005, as issued by the Bermuda Monetary Authority under the Exchange Control Act 1972 and the Exchange Control Regulations 1973.

4.                                     A copy of the final form of the Registration Statement, excluding the documents incorporated by reference therein.

5                                        A certified copy of the Tax Assurance dated 24 April 1987, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.